EXHIBIT 99.1

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors
Crush Creative, Inc.
Burbank, California

We have audited the accompanying balance sheets of Crush Creative, Inc. as of December 31, 2004 and 2003 and the related statements of income, shareholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

Except as discussed in the following paragraph, we conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

We did not observe the physical inventory (stated at $476,934 and $490,859) taken as of December 31, 2002 and 2003, since that date was prior to our initial engagement as auditors for the Company, and the Company records do not permit adequate retroactive tests of inventory quantities.

In our opinion, the balances sheets referred to in the first paragraph present fairly, in all material respects, the financial position of Crush Creative, Inc. as of December 31, 2004 and 2003, and except for the effects of such adjustments, if any, as might have been determined to be necessary had we been able to observe the physical inventory taken as of December 31, 2002 and 2003, the statements of income, stockholders’ equity and cash flows referred to in the first paragraph present fairly, in all material respects, the results of its operations and its cash flows for the years ended December 31, 2004 and 2003, in conformity with accounting principles generally accepted in the United States of America.

Glendale, California
June 16, 2005

CRUSH CREATIVE, INC. BALANCE SHEETS December 31, 2004 and 2003

	2004	2003
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$729,963	$480,053
Accounts receivable, net (Note 2)	3,089,817	3,353,713
Interest receivable	-	74,264
Inventories	476,934	490,859
Prepaid expenses and other current assets	188,399	337,806
Notes receivable	30,326	-
Total current assets	4,515,439	4,736,695
PROPERTY AND EQUIPMENT, net (Note 3)	3,355,069	3,394,402

OTHER ASSETS
Notes receivable - shareholders (Note 8)	-	2,100,000
Deposits	65,408	4,816
Intangible assets (Note 4)	3,040,707	3,040,707
Total other assets	3,106,115	5,145,523
Total assets	$10,976,623	$13,276,620

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Line of credit (Note 5)	$200,000	$160,000
Current maturities of long-term debt (Note 6)	702,704	644,309
Current obligations under capital leases (Note 7)	141,947	214,016
Accounts payable	702,602	857,464
Accrued expenses (Note 10)	875,264	845,994
Total current liabilities	2,622,517	2,721,783

OTHER LIABILITIES
Long-term debt (Note 6)	1,183,273	1,649,727
Obligations under capital leases (Note 7)	208,730	234,175
Total other liabilities	1,392,003	1,883,902
Total liabilities	4,014,520	4,605,685

COMMITMENTS AND CONTINGENCIES (Note 12)

SHAREHOLDERS’ EQUITY
Common stock, 2,000,000 shares authorized,
1,000,000 shares issued and outstanding	49,938	49,938
Additional paid-in capital	5,296,563	7,396,563
Retained earnings	1,615,602	1,224,434
Total shareholders’ equity	6,962,103	8,670,935
Total liabilities and shareholders’ equity	$10,976,623	$13,276,620

The Notes to Financial Statements are an integral part of these statements.

CRUSH CREATIVE, INC. STATEMENTS OF INCOME Years Ended December 31, 2004 and 2003
	2004	2003
	Amount	Amount

Sales	$17,731,515	$17,178,478
Sales return and allowances	15,404	12,290

Net Sales	17,716,111	17,166,188

Cost of Sales	10,258,778	10,007,131

Gross Profit	7,457,333	7,159,057

Operating expenses	6,757,608	6,585,850

Operating income	699,725	573,207

Other income (expense):
Interest income	36,835	42,334
Interest expense	(135,587)	(127,747)
Rental income	53,244	56,160
Gain (loss) on sale of property and equipment	(6,038)	3,046
Miscellaneous income	59,773	234,410

Total other income (expense)	8,227	208,203

Income before provision for income taxes	707,952	781,410

Provision for income taxes	9,500	838

Net income	$698,452	780,572

The Notes to Financial Statements are an integral part of these statements.

CRUSH CREATIVE, INC. STATEMENTS OF SHAREHOLDERS’ EQUITY Years Ended December 31, 2004 and 2003

	Common Stock		Additional Paid-in Capital	Retained Earnings	Total Shareholders’ Equity

	Shares	Amount

BALANCE, DECEMBER 31, 2002
(as previously reported)	1,000,000	$49,938	$7,442,379	$583,261	$8,075,578

Adjustment for overstatement of prepaid rent
(net of applicable income taxes of $0)	-	-	(45,816)	-	(45,816)

Adjustment for understatement of vacation accrual
(net of applicable income taxes of $0)	-	-	-	(85,399)	(85,399)

Adjustment for understatement of reserve for
Inventory obsolescence (net of applicable income
taxes of $0)	-	-	-	(54,000)	(54,000)

BALANCE, DECEMBER 31, 2002 (as restated)	1,000,000	$49,938	$7,396,563	$443,862	$7,890,363

Add net income (as restated)	-	-	-	780,572	780,572

BALANCE, DECEMBER 31, 2003 (as restated)	1,000,000	$49,938	$7,396,563	$1,224,434	$8,670,935

Less distribution of
notes receivable, shareholders (Note 8)	-	-	(2,100,000)	-	(2,100,000)

Less distributions	-	-	-	(307,284)	(307,284)

Add net income (as restated)	-	-	-	698,452	698,452

BALANCE, DECEMBER 31, 2004 (as restated)	1,000,000	$49,938	$5,296,563	$1,615,602	$6,962,103

The Notes to Financial Statements are an integral part of these statements.

CRUSH CREATIVE, INC. STATEMENTS OF CASH FLOWS Years Ended December 31, 2004 and 2003

	2004	2003
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$698,452	$780,572
Adjustments to reconcile net income to net cash provided by
operating activities:
Loss (Gain) on disposal of property and equipment	6,038	(3,046)
Bad debt expense	38,787	3,006
Depreciation and amortization	1,003,476	896,286
Amortization of goodwill	-	17,631

Decrease (increase) in:
Accounts receivable	225,109	(657,548)
Interest receivable	74,264	(38,069)
Inventory	13,925	33,989
Prepaid expenses and other current assets	149,407	(14,867)
Deposit	(60,592)	(4,816)

Increase (decrease) in:
Accounts payable	(154,862)	58,387
Accrued expenses	29,270	(93,900)

Total adjustments	1,324,822	197,053

Net cash provided by operating activities	2,023,274	977,625

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of property and equipment	4,655	15,749
Purchases or property and equipment	(577,928)	(559,935)
Loans made	(69,000)	-
Collection of notes receivable	38,674	-

Net cash used in investing activities	(603,599)	(544,186)

The Notes to Financial Statements are an integral part of these statements.

CRUSH CREATIVE, INC. STATEMENTS OF CASH FLOWS Years Ended December 31, 2004 and 2003

	2004	2003
CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from line of credit	$40,000	$160,000
Payments on long-term debt	(678,059)	(447,327)
Payments on obligations under capital leases	(224,422)	(345,756)
Distributions to shareholders	(307,284)	-

Net cash used in financing activities	(1,169,765)	(633,083)

Net increase (decrease) in cash	249,910	(199,644)

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	480,053	679,697

CASH AND CASH EQUIVALENTS AT END OF YEAR	$729,963	$480,053

SUPPLEMENTAL DISCLOSURES OF CASH FLOW
INFORMATION

Cash paid during the year:
Interest	$135,587	$127,747
Income taxes	$800	$800

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING
AND FINANCIAL ACTIVITIES

Long-term debt incurred to purchase property and equipment	$270,000	$619,906

Capital lease obligation incurred to purchase property and
equipment	$126,908	$246,927

Distribution of shareholders notes receivable through reduction
of additional paid in capital	$2,100,000	$-

The Notes to Financial Statements are an integral part of these statements.

CRUSH CREATIVE, INC.

Notes to Financial Statements
December 31, 2004 and 2003
Note 1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Company Background

Crush Creative, Inc (the Company) operates one of the largest digital photographic and imaging production facilities in Burbank, California, and primarily services the creative communities of southern California and western United States.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Included in miscellaneous income was $50,000 and $157,868 for the years ended December 31, 2004 and 2003, respectively, which represented the reversal of accrued expenses due to the Company resolving various legal issues for amounts less than previously estimated.

Reclassifications

Certain amounts in the 2003 financial statements have been reclassified to conform to the 2004 financial statements presentation.

Cash and Cash Equivalents

For purposes of financial statement presentation, the Company classifies all highly liquid financial instruments with an original maturity of three months or less to be cash equivalents.

Allowance for Doubtful Accounts

Accounts receivable are stated at face amount, net of the allowance for doubtful accounts. The allowance for doubtful accounts is based on management’s estimate of future losses from uncollectible accounts. Actual losses may differ from management’s current estimate. The allowance method of accounting for bad debts is used for financial reporting purposes and the direct write-off method is used for income tax purposes.

Inventories

Inventories are stated at lower of cost or market, cost being determined on a first-in, first-out basis. Inventory consists primarily of raw materials.

CRUSH CREATIVE, INC.

Notes to Financial Statements
December 31, 2004 and 2003
Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization expense is computed on a straight-line method for financial reporting purposes and on the MACRS method over statutory lives for income tax purposes. The estimated useful lives of the assets are:

Machinery and equipment	2 - 7 years
Automobiles	5 - 7 years
Office equipment	5 - 7 years
Leasehold improvements	15 years

Expenditures for maintenance and repairs are expensed as incurred while major renewals and betterments are capitalized and are subject to depreciation over the estimated useful lives. When property and equipment is retired or sold, the cost and related accumulated depreciation are removed from the accounts and any gain or loss is included in operations.

Intangible Assets

Goodwill reflected on the balance sheets represents the cost of purchased goodwill related to several business acquisitions, net of amortization totaling $450,040 through the end of 2001. Effective January 1, 2002, the Company discontinued amortization of this asset in order to comply with guidance provided under SFAS No. 142, Goodwill and Other Intangible Assets, which require that the unamortized value of purchased goodwill be evaluated annually for impairment. If the carrying value of the goodwill is determined to be impaired, the Company will write-down the amount of goodwill to its estimated value by expensing the amount written off in the year impairment is determined. In management’s opinion, there has been no impairment to the value of recorded goodwill during the years ended December 31, 2004 or 2003.

In connection with a business acquisition in 1998, the Company obtained a covenant not to compete, which is being amortized using the straight-line method over the five-year term of the agreement. The covenant not to compete was fully amortized as of December 31, 2003.

Income Taxes

The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code for years beginning after May 31, 2002. Under the provisions, the Company does not pay Federal corporate income taxes on its taxable income. Instead, the shareholders are liable for individual Federal income taxes on their proportionate share of the Company’s taxable income. Accordingly, no provision or liability for Federal income taxes has been made in the accompanying financial statements. The California state tax rate for a Subchapter S corporation is 1.5%, subject to minimum tax of $800.

Revenue and Cost Recognition

The Company recognizes revenues on the completed-contract method. That method is used because the typical contract is completed in one month or less, and financial position and results of operations would not vary materially from those that would result using the percentage-of-completion method. A contract is considered complete when the customer accepts the work.

Contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs, and depreciation costs. General and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. No provision is considered as necessary as of December 31, 2004 and 2003.

Shipping and Handling Costs

It is the Company’s policy to classify shipping and handling costs as part of operating expenses in the statements of income. Total delivery costs were $479,336 and $414,064 in 2004 and 2003, respectively.

Advertising Costs

Advertising and promotion costs are expensed as incurred. Total advertising expense for the years ended December 31, 2004 and 2003 was $291,316 and $192,990, respectively.

CRUSH CREATIVE, INC.

Notes to Financial Statements
December 31, 2004 and 2003

Note 2.	ALLOWANCE FOR DOUBTFUL ACCOUNTS

An analysis of the activity in the allowance for doubtful accounts for the years ended December 31, 2004 and 2003 is as follows:

	2004	2003

Balance, beginning of year	$56,834	$114,254
Provision for losses on accounts receivable	38,787	3,006
Accounts charged-off, net	(77,132)	(60,426)

Balance, end of year	$18,489	$56,834

Note 3.	PROPERTY AND EQUIPMENT

The Company's property and equipment and accumulated depreciation at December 31, 2004 and 2003 are as follows:

	2004	2003

Machinery and equipment	$4791,793	$4,082,151
Automobiles	215,553	209,270
Office equipment	894,415	774,429
Leasehold improvements	1,468,057	1,374,559
Equipment purchased but placed in service
subsequent to year end	65,032	538,537

	7,434,850	6,978,946
Less accumulated depreciation and amortization	(4,079,781)	(3,584,544)

	$3,355,069	$3,394,402

Total depreciation and amortization expense amounted to $1,003,476 and $896,286 for the years ended December 31, 2004 and 2003, respectively.

Note 4.	INTANGIBLE ASSETS

The Company's intangible assets at December 31, 2004 and 2003 are as follows:

	2004	2003

Unamortized intangible:
Goodwill	$3,040,707	$3,040,707

Amortized intangible:
Covenant not to compete	100,000	100,000
Less accumulated amortization	(100,000)	(100,000)

-		-

Total intangible assets	$3,040,707	$3,040,707

Total amortization expense amounted to $17,631 for the year ended December 31, 2003. There is no amortization expense for the year ended December 31, 2004.

CRUSH CREATIVE, INC.

Notes to Financial Statements
December 31, 2004 and 2003

Note 5.	LINE OF CREDIT

The Company has various credit facilities with a bank. The credit facilities include a $1,000,000 revolving line of credit and various notes payable (see Note 6). The credit facility and the notes payable are secured by substantially all assets of the Company, and are personally guaranteed by certain directors of the Company. The revolving line of credit bears interest at the bank’s reference rate plus 0.25% and expired on April 1, 2005. The reference rate was 5.25% and 4% at December 31, 2004 and 2003, respectively. The outstanding balance on the revolving line of credit was $200,000 and $160,000 at December 31, 2004 and 2003, respectively. The loan agreement also contains various covenants and restrictions including, but not limited to, (i) maintenance of minimum tangible net worth; (ii) maintenance of minimum debt service coverage ratio; (iii) maintenance of net cash flow; and (iv) maintenance of minimum quick ratio.

Note 6.	LONG-TERM DEBT
Long-term debt consists of the following at December 31:
	2004	2003
Note payable, Bank, payable in monthly Bank’s
installment of $35,000 plus interest at 4.25% and at
reference rate plus 0.25% as of December 21, 2004
and 2003, respectively. The note matures on
November 30, 2007.	$1,225,000	$1,645,000

Note payable, Bank, payable in monthly
installment of $15,833 plus interest at 4.55% and
at Bank’s reference rate as of December 31, 2004
and 2003, respectively. The note matures on	380,000	570,000
December 15, 2006

Note payable, Bank, payable in monthly
installment of $5,625 plus interest at 4.8%. The
note matures on June 15, 2008.	236,250	-

Notes payable to Ford Motor Company, secured
by various automobiles, payable in monthly
principal payments ranging from $332 to $461.
The notes are non-interest bearing and mature on
various dates from August 2005 through April 2008	44,727	79,036

	1,885,977	2,294,036
Less current portion	(702,704)	(644,309)

	$1,183,273	$1,649,727

CRUSH CREATIVE, INC.

Notes to Financial Statements
December 31, 2004 and 2003

In December 2004, the Bank amended the credit agreement to provide the Company with an equipment loan in the amount of $185,000 payable in 48 monthly principal payments ranging from $3,854 to $3,872 plus interest at 5.49%. The loan is due on December 15, 2008. No amount was borrowed on the loan as of December 31, 2004.

The bank’s reference rate as of December 31, 2004 and 2003 was 5.25% and 4%, respectively.

Interest expense on long-term debt for the years ended December 31, 2004 and 2003 was $60,588 and $69,998, respectively.

Aggregate maturities or payments required on principal under long-term debt for the succeeding years are as follows:

Year Ending December 31,
2005	$702,704
2006	688,295
2007	459,870
2008	35,108

$1,885,977

Note 7.	OBLIGATIONS UNDER CAPITAL LEASES

The capitalized cost of the assets acquired under capital leases is $1,007,451 and $880,543 as of December 31, 2004 and 2003, respectively. These assets are included in property and equipment net of accumulated depreciation of $513,782 and $362,725 as of December 31, 2004 and 2003, respectively. Total depreciation expense related to assets under capital leases was $151,057 and $126,011 for the years ended December 31, 2004 and 2003, respectively.

At December 31, 2004, minimum future lease payments under the capital lease are as follows:

Year Ending December 31,
2005	$164,263
2006	103,467
2007	99,079
2008	26,545
Total minimum lease payments	393,354
Less amounts representing interest	(42,677)

Present value of future minimum lease payments	350,677
Less current portion	(141,947)
Long-term portion	$208,730
Interest expense on capital lease obligations for the years ended December 31, 2004 and 2003 was $68,389 and $50,012, respectively.

CRUSH CREATIVE, INC.

Notes to Financial Statements
December 31, 2004 and 2003

Note 8. DISTRIBUTION OF NOTES RECEIVABLE, SHAREHOLDERS

The Company lent $2,100,000 to the shareholders on May 29, 2002 to assist with the initial purchase of the Company. The Company has distributed these notes due from the shareholders during the year ended December 31, 2004. The distribution of the shareholder notes was treated as a reduction of additional paid-in capital.

Note 9. CONCENTRATION OF CREDIT RISK

Concentration of Cash Balances

The Company maintains its cash and cash equivalents balances in federally insured bank accounts. At times, the balance in the accounts may be in excess of federally insured limits. The Company’s uninsured cash balances at December 31, 2004 and 2003 totaled $684,568 and $1,572,657, respectively. The Company has not experienced any losses in such accounts and management believes the Company is not exposed to any significant credit risk related to cash.

Major Customer

Included in accounts receivable at December 31, 2004 and 2003 was $556,000 and $336,000, respectively, due from one customer. Total sales to this customer amounted to approximately 14.2% and 13% of total sales revenue for the years ended December 31, 2004 and 2003, respectively.

Note 10. RELATED PARTY TRANSACTIONS

In 2003 and 2004, the Company incurred $47,975 and $15,000 in director’s fees in order to compensate one of its Board of Directors who assumed additional risks by personally guaranteeing the Company’s credit facility from the bank. At December 31, 2003, $36,000 of the director’s fees was accrued as part of accrued expenses. There was no such accrual as of December 31, 2004.

In 2003 and 2004, the Company paid $45,600 annually to one of the Board of Directors who provided counseling and training programs to the Company employees.

CRUSH CREATIVE, INC.

Notes to Financial Statements
December 31, 2004 and 2003

Note 11. EMPLOYEE BENEFIT PLANS

The Company established a qualified profit sharing 401(k) plan in January 1989. The plan was amended and restated on January 1, 2002. The Plan covers substantially all employees who completed one year of service with a minimum of 1,000 hours of service and have attained age 21. The participants may elect to defer up to a percentage of their compensation allowable by law. The employer’s matching contribution would equal to a percentage of the participant’s contributions determined by the employer annually, up to 6% of the participant’s compensation.

In 2003 and 2004, the employer’s matching contribution was 25% of the participant’s contributions up to 6% of the participants’ compensation. In addition, the employer may also make a discretionary profit sharing contribution to the plan. The employer matching contributions to the Plan amounted to $56,623 and $51,557 for the years ended December 31, 2004 and 2003, respectively. No discretionary profit sharing contributions were made to the plan during the years ended December 31, 2004 and 2003.

Note 12.	COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company leases its facility under a noncancelable operating lease expiring on July 31, 2011. The Company has the option to extend the term of the lease for an additional five-year period upon the expiration date of the lease. In addition, the Company also leases an equipment under a noncancelable operating lease, which expires in January 2006.

Future minimum payments, by year and in the aggregate, required under noncancelable operating lease consist of the following at December 31:

Year Ending December 31,
2005	$752,484
2006	716,462
2007	713,187
2008	713,187
2009	713,187
Thereafter	1,129,213

Total minimum lease payments	$4,737,720

CRUSH CREATIVE, INC.

Notes to Financial Statements
December 31, 2004 and 2003

The rent expense for the years ended December 31, 2004 and 2003 amounted to $791,969 and $791,420, respectively.

The Company subleases a portion of its facility which expires on January 31, 2008. The following is a schedule of sublease income to be received under the noncancelable sublease at December 31:

Year Ending December 31,
2005	$67,458
2006	73,590
2007	73,590
2008	6,133

Total minimum lease payments	$220,771

The total rental income for the years ended December 31, 2004 and 2003 amounted to $53,244 and $56,160, respectively.

Lawsuit

In the ordinary course of conducting its business, the Company, along with the shareholders of the Company, has become involved in various lawsuits. Some of these proceedings may result in judgments being assessed against the Company which, from time to time, may have an impact on net income. No amount has been accrued in these financial statements since the outcome of this matter is uncertain, and the amount of resulting liability, if any, cannot be determined at this time. Management does not expect the final outcome of filed lawsuits to have a material adverse effect on its financial position.

Note 13.	SUBSEQUENT EVENT

In July 2005, the Company entered into an asset purchase agreement with a Delaware limited liability company (the Purchaser). The Purchaser acquired substantially all assets and assumed all liabilities of the Company, subject to certain exclusions, for a consideration of approximately $7,000,000 plus contingent payments as defined to be paid over earn-out periods through August 31, 2009, subject to certain adjustments in the event that the Company fails to meet certain financial goals.